Exhibit 10.3

MCLEODUSA INCORPORATED

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT (the “Agreement”) by and between McLeodUSA Incorporated (the “Company”) and [NAME] (the “Optionee”), dated as of [DATE] (the “Date of Grant”) under the McLeodUSA Incorporated 2006 Omnibus Equity Plan (the “Plan”).

1.                                       Definitions. Capitalized terms which are not defined herein shall have the meaning set forth in the Plan.

2.                                       Number of Shares and Exercise Price. The Company hereby grants to the Optionee an option (the “Option”), subject to the terms and conditions set forth herein and in the Plan, to purchase [         ] shares of Company Stock (“Shares”), subject to adjustment in accordance with Section 3 of the Plan, at a price (the “Exercise Price”) of $[AMOUNT] per Share (subject to adjustment in accordance with Section 3 of the Plan). The Option is a nonqualified stock option.

3.                                       Term of Option and Conditions of Exercise.

(a)                                  Term of Option. Unless the Option is earlier terminated pursuant to this Agreement, the term of the Option shall commence on the Date of Grant and terminate upon the tenth anniversary of the Date of Grant.

(b)                                 Option Vesting. Subject to the provisions of this Agreement and the Plan and the Optionee’s continued employment (or in the case of a nonemployee director, service) with the Company on the applicable vesting dates, the Option will become exercisable with respect to [one fourth of Shares subject thereto immediately on the Date of Grant and with respect to an additional one fourth of such shares on each of the first three anniversaries of the Date of Grant] [one fourth of Shares subject thereto on each of the first four anniversaries of the Date of Grant].(1)

(c)                                  Vesting Upon Change in Control. Notwithstanding the foregoing, any outstanding and unvested portion of the Option shall become fully vested and exercisable upon the occurrence of a Change in Control.

(d)                                 Condition to Acceptance; Exercise. If, at the time of exercise of all or any portion of the Option, the Board or Committee determines that it is desirable to require the Optionee to enter into the Company’s Stockholders Agreement, it shall be a condition to the exercise of the Option that the Optionee join such Stockholders Agreement by executing a joinder agreement in the form provided by the Company.

(1) Vesting schedule to be customized.

Grant Agreement-Board Members, VP non-ESSP	as of February 27, 2007

4.                                       Rights and Obligations Upon Termination of Employment or Service.

(a)                                  The entire Option (whether or not vested and exercisable) shall terminate and expire (and may not be exercised) at the commencement of business on the date of termination of the Optionee’s employment (or in the case of a nonemployee director, service) with the Company for Cause. For purposes of this Agreement, “Cause” shall have the meaning set forth in an employment or similar agreement between the Company and the Optionee, or, if no such agreement is in effect, shall mean a termination by the Company following the Optionee’s (i) engaging in a criminal act involving the Company; (ii) engaging in willful misconduct that the Committee determines in its good faith discretion is, or has the potential to be, materially injurious to the Company, monetarily or otherwise including, without limitation, reputation; (iii) breach of fiduciary duty involving personal profit, including, without limitation, embezzlement, misappropriate or conversion of assets or opportunities of the Company or any of its affiliates or subsidiaries; or (iv) material breach of the Company’s Code of Business Conduct and Ethics or other Company policy.

(b)                                 If the Optionee’s employment (or in the case of a nonemployee director, service) terminates due to the Optionee’s death or Disability, the Option will become fully vested immediately prior to such termination and shall remain exercisable for one year thereafter (subject to Section 3(a)). For purposes of this Agreement, “Disability” shall have the meaning set forth in the Company’s long-term disability plan in which the Optionee participates, or, if there is no such plan, shall be determined by the Committee in good faith.

(c)                                  If the Optionee’s employment (or in the case of a nonemployee director, service) with the Company terminates for any reason other than Cause, death or Disability, the vested portion of the Option shall remain exercisable for ninety (90) days following the date of such termination (subject to Section 3(a)), and at the end of such period the vested portion of the Option shall terminate, unless such termination occurs prior to the first anniversary of the Date of Grant, in which case (i) both the vested and unvested portion of the Option shall terminate immediately upon termination of employment (or in the case of a nonemployee director, service) and (ii) notwithstanding the provisions of Section 9(a)(2) of the Plan, the Repurchase Price shall be the Original Cost, rather than the Fair Market Value. The unvested portion of the Option shall terminate and may not be exercised following the termination of the Optionee’s employment (or in the case of a nonemployee director, service) with the Company.

5.                                       Nontransferability of Option; Conditions to Transfer of Option Shares. The Option shall not be assignable or transferable otherwise than by a duly executed and attested will or by the laws of descent and distribution; and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee’s legal representative.

6.                                       Exercise of Option. The Option shall be exercised by a written notice delivered to the Secretary of the Company at the Company’s principal executive offices in accordance with Section 8, specifying the portion of the Option to be exercised and accompanied by payment therefor. The exercise price for any Shares purchased pursuant to the exercise of the Option shall be paid in the manner set forth in the Plan.

7.                                       Rights as a Shareholder.

(a)                                  By accepting the Option, the Optionee acknowledges that the Optionee is and will be subject to the applicable provisions of the Plan with respect to Shares acquired pursuant to such exercise, including, without limitation, the provisions of Section 9 of the Plan, and that the Optionee has read and understood such provisions and the provisions referenced therein.

(b)                                 Other Restrictions. Notwithstanding anything to the contrary contained herein, all repurchases of and payments for the Shares by the Company shall be subject to applicable legal restrictions and any restrictions in the Company’s and its Affiliates’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of or payment for the Shares hereunder, the Company shall make such repurchases or payments as soon as it is permitted to do so under such restrictions.

8.                                       Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party, by confirmed facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Optionee:

If to the Company:               One Martha’s Way

                Hiawatha, Iowa 52233

                Attention: Option Plan Administrator-HR

Either party may furnish to the other in writing a substitute address and phone and fax numbers for delivery of notice in accordance with Section 8. Notices and communications shall be effective when actually received by the addressee.

9.                                       Incorporation of Plan; Acknowledgment. The Plan is hereby incorporated herein by reference and made a part hereof, and the Option and this Agreement are subject to all terms and conditions of the Plan. In the event of any inconsistency between the Plan and this Agreement, the provisions of the Plan shall govern. By signing this Agreement, the Optionee acknowledges having received and read a copy of the Plan.

10.                                 Adjustment of Option. The Option shall be subject to the adjustment provisions set forth in Section 3 of the Plan.

11.                                 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

12.                                 Amendment and Termination. Rights and obligations under this Agreement shall not be adversely altered or impaired by termination or amendment of the Plan, except with the consent of the Optionee.

13.                                 Representations.

(a)                                  The Optionee hereby represents and warrants that, upon exercise of the Option, the Optionee will be acquiring Shares for investment solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Optionee agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Shares, or solicit any offers to purchase or otherwise acquire or take a pledge of any Shares, unless such offer, transfer, sale, assignment, pledge, hypothecation or other disposition complies with (A) the provisions of the Plan and this Agreement and (B) the Securities Act or an exemption therefrom.

(b)                                 The Optionee acknowledges and represents that he has been advised by the Company that (i) the offer and sale of the Shares have not been registered under the Securities Act; (ii) if acquired, the Shares must be held indefinitely and the Optionee must continue to bear the economic risk of the investment in the Shares; (iii) a restrictive legend with respect to the foregoing shall be placed on the certificates representing the Shares; and (iv) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

14.                                 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth first above.

MCLEODUSA INCORPORATED

By:
Title:

Optionee